JOINT VENTURE AGREEMENT

This Agreement is made as of this 14th day of December, 2004 by and between Field Insights S.R.L, a company organized and existing under the law of Romania and having its headquarters at Aleea Ilioara nr. 1, Bloc PM29, Sc. B, Etaj 4, Ap. 55, Sector 3, Bucharest, Romania (hereinafter called "FI"), Spar Group International Inc., a Nevada corporation, with an office at 580 White Plains Road, Tarrytown New York, USA (hereinafter called "SPAR"), and Adinel Tudor, a Romanian citizen identified with Identity Card series DP no. 104864, Personal Numerical Code 1771115100037, domiciled at Calea Dorobantilor nr. 73, Ap. 3, Sector 1, Bucharest ("Tudor"),

                                WITNESSETH THAT:

WHEREAS, FI is engaged in the retail solution businesses in Romania, having a wide range of clients and also having various knowledge and human resources with respect to the retailing businesses in Romania;

WHEREAS, SPAR is engaged in the retail solution businesses in the USA, having computer software useful for agency, assistance, instruction and reporting of storefront activities and also having operational know-how with respect to such software; and

WHEREAS, FI and SPAR are desirous of organizing a corporation to jointly conduct retail solution businesses in Romania (hereinafter called "Territory").

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:

                   CHAPTER I: ORGANIZATION OF THE NEW COMPANY
                              -------------------------------

Article l.      Establishment

Promptly after the effective date of this Agreement, the parties hereto shall cause a new company to be organized under the laws of Territory (hereinafter called "SPAR Romania S.R.L." or "New Company"). Upon formation, New Company shall become a party to this Agreement through approval by the General Meeting of Shareholders of New Company and signature for acknowledgement of all original copies.


Article 2.      Business Purposes

The business purposes of the New Company shall consist of the following:

1. Provide retail merchandising and product demonstration services;

2. Agency, assistance, instruction and report of storefront sales activities;

3. Implementation of market research and analysis of results thereof;

4. Assembly of setups used for sales promotion;

5. Consulting regarding store management;

6. Development and sale of management system regarding retailing;

7. Designing and sale of database; and

8. Any and all businesses incidental or relating to any of the foregoing.


Article 3.      Trade Name

The New Company shall be named in Territory as S.C. SPAR Romania S.R.L. and in English as SPAR Romania Ltd.


Article 4. Location

The New Company shall have its headquarters at Strada Vasile Lascar nr. 18, ap. 8, etaj 1, Sector 2, 020491
Bucharest, Romania.


Article 5.      Constitutive Act

The Constitutive Act of the New Company shall be in the form attached hereto as Exhibit A.


Article 6.      Capital

The total number of shares which New Company shall issue at incorporation shall be fifteen thousand shares and the par value of each share shall be 100,000 Romanian lei. At the time of establishment of New Company, shares shall be issued and fully subscribed by the parties hereto as follows:

         o  SPAR:                       51%      7,650 social parts

         o  FI:                         42%      6,300 social parts

         o  Tudor:                      7%       1,050 social parts.

All the shares to be issued by New Company shall be nominal and ordinary shares.




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

Article 7. Payment

Each of the parties hereto shall pay in Romanian lei and in cash the amount equivalent to its subscribed shares at par value upon issuance of the shares of New Company.


           CHAPTER II: PREPARATION OF ESTABLISHMENT OF THE NEW COMPANY
                       -----------------------------------------------

Article 8.      Preparation of Establishment of the New Company

Each party shall take its role as described below for the preparation of the commencement of New Company's business. All expenses in connection with this Agreement, the setting up of the New Company and the preparation of the commencement of New Company's business will be advanced by FI and/or SPAR and reimbursed by the New Company if set up. If the joint venture is not completed, each party will pay their own costs.

SPAR shall enter into New Company with a license agreement in the form attached hereto as Exhibit B (the "License Agreement"). For reference, the License Agreement includes the obligations of SPAR to:

1. localize and set up software provided by SPAR to work in Territory; and

2. consult on the organization of merchandising services; and

3. train the New Company's personnel in how to operate the merchandising software; and

4. give advice on budgeting and development of each business plan and FI shall

1. provide office and facility space to New Company under the terms of a supply agreement described in Article 26 herein; and

2.  arrange meetings with current clients to promote New Company's services


                  CHAPTER III: GENERAL MEETING OF SHAREHOLDERS
                               -------------------------------

Article 9.      Ordinary and Extraordinary General Meeting

The Ordinary General Meeting of Shareholders shall be convened by resolution of the Board of Directors and held in Territory or any other place that FI and SPAR may agree within 3 months from the last day of each accounting period of New Company.



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

An Extraordinary General Meeting shall be convened by a resolution of the Board of Directors whenever deemed necessary.


Article 10.     Quorum

A quorum of the General Meeting of Shareholders shall be the shareholders present either in person or by proxy representing at least 51% of all the paid share capital of New Company.


Article 11.     Resolution

Except as expressly otherwise provided in the Constitutive Act of New Company or this Agreement, all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative vote of Shareholders holding at least 51% of the shares present or represented at meeting for which there is quorum.


Article 12.     Important Matters

In addition to such matters as required by the Constitutive Act of New Company or the applicable laws in Romania, any resolutions of the following matters by the General Meeting of Shareholders require the affirmative vote of shareholders representing at least two-thirds of the paid-in social capital:

1.   any amendment or modification of the Constitutive Act;

2. increase, decrease or change of structure in the social capital, but only subject to provisions of Chapter VI;

3. issuance of new shares or any other kind of equity securities or instruments convertible into equity securities or the decision to undertake a Public Offering (as defined on Article 30);

4.   issuance of debentures;

5.   transfer of any part or whole of business;

6. approval, rejection or change of the balance sheet, profit assignment and dividends of New Company;

7.   splitting, dissolution or amalgamation;

8. dismissal, replacement, change of powers, change in number or length of tenure of Directors, subject to the rights of FI and SPAR under Article 13;



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

9. any decision given by the applicable laws or by the Constitutive Act to the Directors.


                   CHAPTER IV: BOARD OF DIRECTORS AND OFFICERS
                               -------------------------------

Article 13.     Election of Directors

The Board of Directors of the New Company shall consist of four (4) Directors; two (2) of whom shall be elected from among those appointed by FI and 2 whom shall be elected by those appointed by SPAR. The Chairman of the Board of Directors shall be elected from the Directors by the mutual consultation of both parties. In case of any increase or decrease in the number of Directors, the representation stipulated above shall be unchanged and pro-rata at all times.


Article 14.     Election of Officers

Officers shall be appointed by the Board of directors and serve at the pleasure of the Board of Directors. The Chief Executive Officer of New Company shall in any case be elected from among candidates nominated by FI.


Article 15.     Office of Director

The term of office of each Director shall expire at the close of the Ordinary General Meeting of Shareholders, which relates to the closing of accounts last to occur within three (3) years from his assumption of office.

Article 16.     Quorum

Each Director shall have one (1) voting right in the Board of Directors. Except as otherwise required in the Constitutive Act of New Company or this Agreement, a majority of the Directors shall constitute a quorum at any meeting of their Board of Directors, and all resolutions shall be adopted by the affirmative vote of more than two-thirds of the votes of the Directors present.



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

Article 17.          Ordinary Meeting of the Board of Directors

The Ordinary Meeting of the Board of Directors shall be held quarterly, and an Extraordinary Meeting of the board of Directors shall be held when necessary, both of which shall be convened in accordance with the provisions of the Constitutive Act. To the extent then permitted, any meeting of the Board of Directors may be held by interactive video conference or other similar electronic or telephonic means, and any action that may be taken by the Board of Directors at a meeting thereof (whether in person or video conference) may be effected in lieu of such meeting by unanimous written consent resolution executed by each member of the Board of Directors. The parties hereto confirm that the interpretation in Territory is that meetings of boards of directors may be held by interactive videoconference if stipulated expressly in the Constitutive Act of SPAR Romania S.R.L. For any proposed meeting of the Board of Directors for which SPAR requests, SPAR Romania S.R.L. and SPAR shall cooperate to arrange for such meetings to be held by video conference. A written record in Romanian of all meetings of the Board of Directors and all decisions made by it together with English translation thereof shall be made as promptly as practicable after each meeting of the Board of Directors by one of the Board selected by the Board of Directors at each meeting, kept in the records of the Company and signed or sealed by each of the Directors.


Article 18.     Important Matters

In addition to such matter as required by Constitutive  Act of New Company,  the
following   matters  of  the  Board  of  Directors  meeting  shall  require  the affirmative vote of more than two-thirds of the votes of the Directors:

1. Any proposal to the General Meeting of Shareholders or action by the Board of Directors for the matters as provided in Article 12 hereof;

2. any investment or commitment of New Company in amounts individually in excess of US$50,000 or in the aggregate in excess of US$50,000;

3.   any loan or credit taken by New Company;

4. execution, amendment or termination of agreements or commitments with FI, SPAR or their subsidiaries or affiliates;

5.   adoption or amendment of the annual budgets and business plan;

6. adoption or any material modification of major regulations or procedures, including any employee rules or handbook;

7.   change of the auditing firm as provided in Article 21;

8. initiating or settling any litigation, arbitration or other formal dispute settlement procedures or forgiveness of any obligation owed to the New Company in excess of US$25,000;

9. approval of annual closing of the books of New Company and the New Company's annual financial statements, and changing of accounting policies and practices or the New Company's accounting periods;

10. establishment or amendment to the condition of employment of New Company officers, provided that the affirmatives vote of SPAR-nominated Directors shall not be withheld unreasonably;

11. sale or disposition of or granting a lien, security interest or similar obligation with respect to, in one or a series of related transactions of New Company or with respect to any major strategic asset of New Company that is crucial to New Company' business;

12. Formation of any subsidiary of New Company, entry into (or subsequent termination of) any joint venture, partnership or similar agreements;

13. entering into, amending or terminating any contract with/or commitment to any Director or shareholder; and

14. entering into any agreement or commitment to provide goods or services outside Territory.


                                CHAPTER V: AUDIT
                                           -----

Article 19.     Accounting Period

The accounting periods of New Company shall end on the 31st day of December of each year or another date if permitted by applicable law.


Article 20.     Statutory Auditors (where required)

A Statutory Auditor shall be appointed by New Company if required by applicable law. The parties confirm that presently a Statutory Auditor is not required.

Article 21.     Inspection of Accounting Records and Books

The New Company shall yearly arrange audit on the accounting records and books and shall submit a report of such audit to each of the parties hereto within thirty (30) days from the completion of the audit.

An internationally recognized auditing firm shall be the accounting firm engaged by New Company. Such accounting firm shall audit the accounting records and books of New Company and any other matters relating, directly or indirectly, to the financial condition of New Company. Any fee for the certified public accountant for inspection and audit mentioned above shall be borne by New Company. New Company shall keep true and correct accounting records and books with regard to all of its operations in accordance with generally accepted accounting principals consistently applied ("GAAP") in Territory. All accounting records and books shall be kept ready for inspection by the parties hereto or by their authorized representative. If requested by SPAR, New Company shall cooperate with respect to each financial period to provide such information as required by SPAR to reconcile New Company's financial statements with U.S. GAAP reporting requirements of SPAR. SPAR and FI shall each have the right at any time to have an outside auditor inspect all the books and records of New Company, and New Company shall cooperate fully with any such audit.

Article 22.     Increase of Capital

In case of capital increase of the New Company after its establishment, FI, Tudor and SPAR shall have the preemptive right to new shares to be issued for such capital increase in proportion to their respective shareholdings in the New Company.


                         CHAPTER VI: TRANSFER OF SHARES
                                     ------------------

Article 23.     Restrictions on Transfer of Shares

Except as provided in Article 24 hereof, no party hereto shall, without the prior written consent of each other party, assign, sell, transfer, pledge, mortgage, or otherwise dispose of all or any part of its shares (including its right to subscribe to new shares) of the New Company to any third parties.


Article 24.     Preemptive Right and Option

1. At no time may any party  transfer  less than all of its shares.  After three
(3) years from the effective date of this Agreement, if any party hereto (hereinafter called "Selling Party") wishes to transfer and sell all but not less than all of its shares, the Selling Party shall furnish to the other parties (hereinafter called "Other Parties") a written notice of a proposed purchaser, the offered purchase price and other major terms and conditions of such proposed sale.

2. If the Selling Party is SPAR, then FI and Tudor shall jointly have a right to purchase such shares by giving Selling Party a written notice of their intention to purchase the same within ninety (90)
days from the receipt of Selling Party's notice, upon the same terms and conditions as described in the Selling Party's notice. In such case, the Selling Party may sell such shares upon the terms and conditions as described in its notice after ninety (90) days from the date of FI's receipt of such notice unless FI and Tudor give notice for their purchase of the shares to Selling Party. If the Selling Party is not SPAR, then SPAR shall have a right to purchase such shares by giving Selling Party a written notice of its intention to purchase the same within ninety (90) days from the receipt of Selling Party's notice, upon the same terms and conditions as described in the Selling Party's notice. In such case, the Selling Party may sell such shares upon the terms and conditions as described in its notice after ninety (90) days from the date of SPAR's receipt of such notice unless SPAR gives a notice for its purchase of the shares to Selling Party. In either case, unless agreed by the Other Parties in writing, any transferee party shall be subject to this Agreement. Notwithstanding anything to the contrary above, (1) FI may not transfer its shares unless Tudor transfers his shares at the same time, as part of the same transaction and on the same terms; and (2) Tudor may not transfer his shares unless FI transfers its shares at the same time, as part of the same transaction and on the same terms, except for the case where Tudor transfers his shares to FI.

3. After three (3) years from the effective date of this Agreement, SPAR may at any time make a written offer to buy all of the Other Parties' shares in the New Company. Each Other Party shall then either accept the offer and sell all of its shares under the terms and conditions offered, or FI alone or pro rata with Tudor (if Tudor shall so elect) may purchase SPAR's shares at the same terms and conditions. If any party receiving the initial offer does not respond to the initial offer within one hundred and twenty (120) days, such party receiving the offer shall be deemed to have accepted the offer to sell its shares. After three
(3) years from the effective date of this Agreement, FI may at any time make a written offer to buy all of the SPAR's shares in the New Company. SPAR shall then either accept the offer and sell all of its shares under the terms and conditions offered, or purchase FI' shares and Tudor's shares at the same terms and conditions. If SPAR does not respond to the initial offer within one hundred and twenty (120) days, SPAR shall be deemed to have accepted the offer to sell its shares. In any case, the parties shall cooperate to effect the closing of such purchase and sale of all of the shares of the New Company held by the Selling Party within 120 days of the decision or deemed decision of the second party. At such closing, the purchasing party shall pay to the Selling Party the purchase price in cash, and the Selling Party shall deliver to the purchasing party all of the Selling Party's shares held in the New Company, free and clear of any liens.

4. Each party shall vote in favor of any transfer effected pursuant to Article 24(1, 2 and 3) at the shareholders meeting approving such transfer.



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

5.

5.1 Notwithstanding the general arbitration provisions in Article 37, should:

5.1.1 there be any deadlock at any meeting of the Board of Directors and/or at any General Meeting of Shareholders of New Company; or

5.1.2 a quorum at any meeting of the Board of Directors and/or at any General Meeting of Shareholders of New
Company be broken;

then in such event the parties shall attempt to resolve these issues by mediation as soon as possible and failing such resolution within twenty-one (21) business days after having been referred to mediation, any director or shareholder (as the case may be) shall be entitled by written notice to New Company to claim that all or any of the matters which were under discussion and/or to be discussed at that meeting, be submitted to and decided by arbitration in terms of Article 37.

5.2 Notwithstanding that a deadlock may have arisen in terms of clause 5.1, such deadlock shall not alone constitute a ground for any shareholder to apply to court for the winding up of New Company.

Article 25.     Cooperation in Financing

1. The New Company may borrow up to US$25,000 as its operating funds, which shall be guaranteed by FI in its discretion. FI shall make its reasonable efforts to enable such borrowing. The terms of the borrowing and any agreement between New Company and FI with respect to FI guarantee shall be matters subject to Article 18 hereof.

2. The New Company may borrow an additional US$50,000 when it needs additional funds, if such borrowing is approved in advance by the Board of Directors as an important matter under Article 18 herein.

3. If FI pays any creditors of the New Company due to a guarantee made by FI to such creditors in favor of the New Company, SPAR and Tudor shall reimburse FI pro rata with their respective share capital percentage in New Company as at the date of reimbursement, but only if the New Company's borrowing of such funds and FI guaranty of the New Company's obligations have been expressly agreed to in advance by SPAR in writing or in a Board resolution, for which all SPAR-nominated directors have voted affirmatively.

4. For the first three years of operations subsequent to the effective date of this Agreement (the "Maximum Loss Period"), if for any year the net loss of the New Company exceeds US$20,000 (the "Annual Maximum Loss"), FI shall make a cash payment to the New Company equal to the amount of the net loss in excess of the Annual Maximum Loss (the "Annual Maximum Loss Payment"), which payment shall be in the form of a fully subordinated, non-amortizing, interest-free loan with an initial term of the later of one year and the date following the close of any fiscal year where the New Company has profits, which term shall be automatically extended by successive 12-month periods until


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

such loan shall have been repaid from a quota not less than one-third of the New Company's profits determined as sum of the accounting profits at the end of the fiscal year and the total amount of the investments made throughout the respective fiscal year, such payment to occur within 45 days after the issuance of the annual audit report by the outside auditing firm specified in Article 21.


                    CHAPTER VII: ROLE OF CONTRACTING PARTIES
                                 ---------------------------

Article 26.     Supply of Office and Facility

1. Based on a supply agreement ("Supply Agreement") to be concluded between SPAR Romania S.R.L. and FI, FI shall supply offices and facilities, staff service for general affairs and finance, and intra company network services, which are determined, at FI's sole discretion, necessary for the operation of New Company after the consultation between FI and SPAR, to New Company at no charge for a period of three (3) years up to a maximum value of US$ 200,000.

2. SPAR for first three (3) years will provide up to three thousand (3,000) hours of business support annually. This support may be in the form of general business, consultation or programming support to modify or enhance the merchandising software. SPAR will maintain ownership of all software. If support provided by SPAR exceeds three thousand (3,000) hours the additional hours will be billed by SPAR to SPAR Romania Ltd. at fifty five US$55.00 per hour. However a lower price will be charged for programming costs if a less expensive way to hire IT staff is found. SPAR Romania Ltd. will be able to hire its own IT staff if cost effective for the JV and appropriate.

3. If after three (3) years from the effective date of this Agreement, SPAR sells its interest to a third party or FI or Tudor, SPAR is committed to supply:

         3.1   Its name for an additional year at no cost; and

         3.2 Its Licensed Technology (as defined in the License Agreement) to the New Company for an additional year at the following cost:

               3.2.1     First six (6) months: out of pocket costs; and

               3.2.2 Next six (6) months: US$3,000/month plus out of pocket costs.

At the end of such additional year, in the case of both clauses 3.1 and 3.2, the New Company shall immediately cease using the name "SPAR" and the License Agreement shall be terminated.

4.   FI agrees that its operating  expenses may not be allocated to SPAR Romania
     Ltd.

5. SPAR and FI shall set up project teams as they may agree to supervise the operations of the joint venture. All salaries of any such employees shall be borne by the respective parties.



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

6. All marketing agents and other employees involved only in supervising marketing agents shall be engaged by and at the cost of New Company.


Article 27.     Personnel

FI shall, at its own judgment, second to New Company at least one non-marketing management level employee appropriate for the start-up of business of New Company for a period of one (1) year without any consideration.


Article 28.     Training

SPAR and FI shall provide the appropriate training to the employees for New Company's operation at its own site. The said training shall be made upon New Company's request and any necessary expenses for the training shall be borne by New Company, except as otherwise provided in License Agreement or the Supply Agreement.


Article 29.     Non-Competition

For five (5) years from the Execution Date of this Agreement, neither SPAR without the consent of FI, nor FI or Tudor without the consent of SPAR, shall engage in, whether directly or indirectly, Merchandising Services (as defined in the License Agreement) in Territory or any other business then competitive with New company in Territory. However, in the event that SPAR enters into a contract with a customer that covers more than one country and the scope of such agreement includes services in Territory, SPAR shall not be prohibited from entering into or performing such agreement, provided that SPAR shall make commercially reasonable efforts to enable New Company to participate in and be fairly compensated for providing services to any such customer.


                   CHAPTER VIII: AMENDMENT FOR PUBLIC OFFERING
                                 -----------------------------

Article 30.     Public Offering

The parties acknowledge that the New Company may attempt to become a listed company or over-the-counter company on the Bucharest Stock Exchange or any other stock exchange or public market in Territory (Public Offering). The parties acknowledge that the number of issued shares, the number of shareholders, the paid-up capital and profit transaction with each party, the seconded employees of New Company will be reviewed and instructed for amendment by the relevant governmental or


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

regulatory authorities in accordance with those bodies' rules or guidelines for Public Offering. If SPAR and FI agree to undertake a Public Offering pursuant to
Article 12 above, all parties shall discuss and reasonably cooperate with each other to amend the Constitutive Act and/or the License Agreement in order to complete the Public Offering of New Company. Any changes to the License Agreement will be effective upon consummation of the Public Offering (but not before), and subject to the approval of the Boards of Directors of the New Company, FI and SPAR.


                           CHAPTER IX: CONFIDENTIALITY
                                       ---------------

Article 31.     Confidential Information

FI, Tudor and SPAR shall keep secret and retain in strict confidence any and all confidential information and use it only for the purpose of this Agreement and shall not disclose it to a third party without the prior written consent of the other party unless the receiving party can demonstrate that such information:
(i) has become public other than as a result of disclosure by the receiving party, (ii) was available to the receiving party prior to the disclosure by the disclosing party with the right to disclose, or (iii) has been independently acquired or developed by the receiving party. These confidentiality provisions shall survive termination of this Agreement.


                          CHAPTER X: GENERAL PROVISIONS
                                     ------------------

Article 32.     Effective Date

This Agreement shall become effective at the time of execution hereof.


Article 33.     Termination

1. If SPAR transfers its shares in the New Company to FI or Tudor, or FI and Tudor transfer their respective social parts in the New Company to SPAR, in accordance with Article 24 hereof, this Agreement shall terminate. If any party transfers its shares in the New Company to another party, unless expressly agreed by the non-transferring parties in writing, this Agreement shall be assigned to and binding upon such third party, provided that the assigning party shall remain liable for all legal acts with respect to this Agreement or the New Company occurred before the effective date of such assignment.



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

2. If SPAR is not in breach of this Agreement, it may terminate this Agreement by written notice to the other parties if any breach by either other party shall not have been corrected by such other party in breach within ninety (90) days after written notice is given by SPAR. If neither FI nor Tudor is in breach of this Agreement, FI may terminate this Agreement by written notice to the other parties if any breach by SPAR shall not have been corrected by SPAR within ninety (90) days after written notice is given by FI. If FI or SPAR disputes the exercise of any rights under this provision, such disputing party may invoke the arbitration provisions in Article 37.

3. SPAR may terminate this Agreement by giving notice in the event of one or more of the following with respect to FI or Tudor, and FI may terminate this Agreement by giving notice in the event of one or more of the following with respect to SPAR:

(a) Appointment of a trustee or receiver for all or any part of its assets;

(b) Insolvency or bankruptcy;

(c) Assignment for the benefit of any creditor;

(d) Attachment of assets;

(e) Expropriation of business or assets; and

(f) Dissolution or liquidation.

If any party is involved in any of the events enumerated in (a) through (f) above, it shall immediately notify the other parties of the occurrence of such event.

4. In case of the  termination  of this  Agreement  pursuant to Article  33.2 or
Article 33.3, the party terminating in accordance with this Agreement shall have an option to purchase the shares of the other parties at the book value to be decided by an internationally recognized accounting firm that is not the principal accounting firm of either party, if either party so requests, or to have the New Company dissolved.

5. Upon termination of this Agreement or SPAR's ceasing to hold at least 51% of the shares in New Company, the License Agreement shall terminate immediately if still in effect, unless otherwise agreed by the parties.


Article 34.     Force Majeure

No party shall be liable to any other party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, strikes, sabotages, explosions, or other similar contingencies beyond the reasonable control of the respective parties.


Article 35.     Notices

All notices, reports and other communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, (ii) overnight delivery or (iii) registered air mail, if properly posted, with postage fully prepaid, in an envelope properly addressed to the respective parties at the address set forth below or to such changed address as may be given by either party to the other by such written notice. Any notice, etc by personal delivery or overnight delivery or facsimile transmission shall be deemed to have been given (7) days after the dispatch. In any event, if any notice, etc. is received other than the regular business hours of the recipient, it shall be deemed to have been given as of the following business day of the recipient.

To:        FI              18 Vasile Lascar Street, apt. 8, 1st floor, 020491
                           Bucharest 2, Romania;

           SPAR            Spar Group International Inc.,
                           ATT Robert G. Brown, Chairman
                           580 White Plains Road, Tarrytown New York, USA

           Tudor           Calea Dorobantilor nr. 73, Ap. 3, Sector 1, Bucharest


Article 36.     Assignment

This Agreement and the rights and obligations hereunder are personal to the parties hereto, and shall not be assigned by either of the parties to any third.


Article 37.     Arbitration

All dispute, controversies, or differences which may arise between SPAR, on the one hand, and FI or Tudor, on the other hand, out of or in relation to or in connections with this Agreement, shall be finally settled by arbitration in Territory in accordance with the rules of the International Arbitration Court of the Bucharest Chamber of Commerce and Industry if initiated by SPAR, or in New York City in accordance with the International Arbitration Rules of the American Arbitration Association if initiated by any other party hereto. The arbitration shall be conducted by three (3) arbitrators in

English and in Romanian. The arbitration shall be final and legally binding upon both parties.


Article 38.     Implementation

The Shareholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at Shareholders' meetings, and to cause the Directors they nominate to vote at Board meetings and to carry out their duties, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to cause the Constitutive Act of New Company, New Company work rules and other rules and Commercial registry and any other document to be amended or adopted as may be reasonably required to effect the provisions and intent of this Agreement and the transactions contemplated hereby.


Article 39.     Governing Law

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of Territory.


Article 40.     Waiver

Any failure of any party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.


Article 41.     Entire Agreement

This Agreement constitutes the entire and only agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes any other commitments, agreements or understandings, written or verbal, that the parties hereto may have had. No modification, change and amendment of this Agreement shall be binding upon the parties hereto except by mutual express consent in writing of subsequent date signed by authorized officer or representative of each of the parties hereto or of the party against whom enforcement is sought.


Article 42.     Headings

The headings of articles and paragraphs used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this Agreement.

Article 43.     Language

This Agreement has been executed in the English and Romanian language. If there is any discrepancy or inconsistency between the English and the Romanian versions, the English version shall prevail.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in four (4) copies by their respective duly authorized officer or representative as of the day first above written.

FIELD INSIGHTS S.R.L.

Signature: /s/ Laurentiu Nicolae Belu
           --------------------------

Name:      Laurentiu Nicolae Belu

Title:     Managing Director



Spar Group International Inc.

Signature: /s/ Robert G Brown
           --------------------------

Name:      Robert G Brown

Title:     Chairman and CEO


Adinel Tudor

Signature: /s/ Adinel Tudor
           --------------------------

Name:      Adinel Tudor


SPAR Romania S.R.L.

Signature:
           --------------------------

Name:

Title:

Date:





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